CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS




TO: Applied DNA Sciences, Inc.


     As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated January 11, 2005 relating to the financial statements of Applied DNA Sciences, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.





                         /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                         --------------------------------------------
                             Russell Bedford Stefanou Mirchandani LLP



New York, New York
February 15, 2005